Exhibit 5.1

May 11, 2026

Navitas Semiconductor Corporation
3520 Challenger Street
Torrance, California 90503-1640

Re: Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as counsel for Navitas Semiconductor Corporation, a Delaware corporation (the “Company”), in connection with the Company’s filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3ASR (such registration statement, including the documents incorporated by reference therein, as amended or supplemented, the “Registration Statement”), including the base prospectus contained therein, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the issuance and sale from time to time by the Company, on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act, of an indeterminate number of the following securities (collectively, the “Securities”), the aggregate initial offering price of which will not exceed $250,000,000: (i) shares of common stock (“Common Stock”); (ii) shares of preferred stock (“Preferred Stock”); (iii) debt securities in one or more series (“Debt Securities”); (iii) warrants to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”); (iv) rights to purchase Common Stock, Preferred Stock or Debt Securities (“Rights”); (v) units composed of two or more securities registered under the Registration Statement (“Units”); and (vi) such indeterminate amount of shares of Common Stock and Preferred Stock as may be issued upon conversion, exchange or exercise of the Securities registered pursuant to the Registration Statement.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”). The Debt Securities will be issued pursuant to an indenture (the “Indenture”) between the Company and a trustee (the “Trustee”), a form of which is filed as an exhibit to the Registration Statement. The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), each to be entered into between the Company and a financial institution identified therein as the warrant agent (each, a “Warrant Agent”). The Rights will be issued under one or more rights agreements (each, a “Rights Agreement”), each to be entered into between the Company and a financial institution identified therein as the rights agent (each, a “Rights Agent”). The Units will be issued under one or more unit agreements (each, a “Unit Agreement”), each to be entered into between the Company and a financial institution identified therein as the unit agent (each, a “Unit Agent”). Each Certificate of Designation, Warrant Agreement and Unit Agreement, as applicable, will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K to be filed by the Company in connection with a specific offering and incorporated by reference into the Registration Statement. The Indenture, any Certificate of Designation, any Warrant Agreement, any Rights Agreement and any Unit Agreement are hereinafter referred to as the “Securities Documents.”

In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of: (a) the Second Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof, together with all amendments thereto adopted through the date hereof (the “Certificate of Incorporation”); (b) the Amended and Restated Bylaws of the Company, as amended, as in effect on the date hereof (the “Bylaws”); (c) the Registration Statement and all exhibits thereto, including the base prospectus contained therein; (d) the Indenture; and (e) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed: (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (e) the authenticity of the originals of such latter documents; (f) that each of the Securities Documents will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms; and (g) that each of the Securities Documents, other than the Certificate of Designation, will be governed by New York law. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.            With respect to the Common Stock, assuming (a) the taking of all necessary corporate action to approve the issuance of the Common Stock and the terms of the offering, and (b) the due issuance and delivery of the Common Stock to the purchasers thereof against payment of the consideration (not less than the par value thereof) therefor duly approved by the board of directors of the Company or a duly authorized committee thereof (the “Board”) and in accordance with the applicable underwriting or other agreement and otherwise in accordance with the Certificate of Incorporation, such shares of Common Stock (including any Common Stock issuable upon exercise of Warrants or upon conversion, exercise, or exchange of other Securities or as a component of any Units) will be validly issued, fully paid and nonassessable.

2.            With respect to the Preferred Stock, assuming (a) the taking of all necessary corporate action to approve the issuance of the Preferred Stock and the establishment of the terms of the offering thereof, (b) the adoption and due filing of a Certificate of Designation with respect to such Preferred Stock, and (c) the due issuance and delivery of the Preferred Stock to the purchasers thereof against payment of the consideration (not less than the par value thereof) therefor duly approved by the Board and in accordance with the applicable underwriting or other agreement and otherwise in accordance with the Certificate of Incorporation, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.            With respect to the Debt Securities, assuming (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the taking of all necessary corporate action by the Board to authorize and approve the issuance and terms of any Debt Securities and the Indenture and the terms of the offering thereof, and (c) the Indenture has been duly executed by the Company, and the Debt Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Board and in accordance with the applicable underwriting or other agreement, such Debt Securities (including any Debt Securities issuable upon exercise of Warrants or as a component of any Units) will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.            With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance and terms of the Warrants and the applicable Warrant Agreement, and the terms of the offering thereof and (b) the certificates representing the Warrants have been duly executed by the Company and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Board and in accordance with the applicable underwriting or other agreement, the Warrants (including any Warrants issuable as a component of any Units) will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5.            With respect to the Rights, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance and terms of any Rights and the applicable Rights Agreement and the terms of the offering thereof and (b) the certificates representing the Rights have been duly executed by the Company and countersigned by the applicable Rights Agent in accordance with the applicable Rights Agreement and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Board and in accordance with the applicable Rights Agreement, the Rights will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6.            With respect to the Units, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the Unit Agreement and the issuance and delivery to the applicable Unit Agent of the Units, the issuance and terms of such Units and the terms of the offering thereof, (b) the certificates representing the Units have been duly executed by the Company and countersigned by the applicable Unit Agent in accordance with the applicable Unit Agreement and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Board and in accordance with the applicable underwriting or other agreement, the Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

In connection with our opinions set forth in paragraphs 1 through 6 above, we have assumed that, at or prior to the issuance of the Securities referred to therein: (a) the effectiveness of the Registration Statement shall not have been terminated or rescinded; (b) the terms of the applicable Securities Documents and the issuance and sale of such Securities do not and will not: (i) contravene the Certificate of Incorporation or Bylaws, (ii) violate any law, rule or regulation applicable to the Company, or (iii) result in any conflict with or breach of any agreement or document binding on the Company; (c) the applicable Securities Documents shall have been duly authorized, executed and delivered by the Company and the other parties thereto; and (d) no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any of the Securities Documents to which the Company is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

Our opinions set forth in paragraphs 3 through 6 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. In addition, we express no opinion as to the validity, legally binding effect or enforceability of the provisions of the Indenture relating to the separability of provisions of the Indenture.

Our opinions are strictly limited to the federal laws of the United States of America, the General Corporation Law of the State of Delaware and, in the case of our opinions in paragraphs 3 through 6, the laws of the State of New York (including in each case the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Securities Documents or the transactions governed by the Securities Documents.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is limited to the matters stated herein, and no opinion may be implied or inferred beyond the matters expressly stated in this opinion letter.

This opinion letter is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm’s name therein and in the base prospectus under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

COZEN O’CONNOR

/s/ Cozen O’Connor